Exhibit 4.2

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CLASS B COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK, $0.0001 PAR VALUE, OF Butterfly Network, INc. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. 2020 0000001 Chief Financial Officer President and Chief Executive Officer .

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT ________ Custodian ________	(Cust) (Minor)
TEN ENT	— as tenants by the entireties	under Uniform Gifts to Minors	
JT TEN	— as joint tenants with right of survivorship and not as tenants in common	Act ________	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBERS OF ASSIGNEES

____

PLEASE PRINT OR TYPEWRITE NAMES AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEES.

____

____ shares

of the Class B common stock represented by this certificate and hereby irrevocably constitutes and appoints ____

____

attorney, to transfer the said shares of Class B common stock on the books of the within-named company with full power of substitution in the premises.

DATED: ____________________

NOTICE: The signatures to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSANT TO S.E.C. RULE 17Ad-15. UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).